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                                                                     Exhibit 4.1

                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of December 20, 2002, is made by and among R.H. DONNELLEY INC., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the "COMPANY"), R.H. DONNELLEY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor and successor to The Dun & Bradstreet Corporation ("RHD"), R.H. DONNELLEY ACQUISITIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("ACQUISITIONS"), R.H. DONNELLEY APIL, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("APIL"), R.H. DONNELLEY CD, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("RHD/CD"), GET DIGITAL SMART.COM, INC., a corporation duly organized and existing under the laws of the State of Delaware, as a guarantor ("GET DIGITAL"), R.H. DONNELLEY ACQUISITIONS II, INC., a corporation duly organized and existing under the laws of the State of Kansas, as a guarantor ("ACQUISITIONS II") (the guarantors collectively referred to herein as the "GUARANTORS"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE").

                                    RECITALS:

         A. The Company, RHD and the Trustee have entered into an Indenture, dated as of June 5, 1998, as amended by the First Supplemental Indenture, dated as of November 25, 2002, by and among the Company, as issuer, RHD, as a guarantor, Acquisitions, as a guarantor, APIL, as a guarantor, RHD/CD, as a guarantor, Get Digital, as a guarantor, and the Trustee (as so amended, the "INDENTURE").

         B. Pursuant to the Indenture, the Company issued, RHD, Acquisitions, APIL, RHD/CD and Get Digital guaranteed and the Trustee authenticated and delivered an aggregate principal amount of $150,000,000 of the Company's 9-1/8% Senior Subordinated Notes due 2008.

         C. Section 901 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may modify or supplement the Indenture without the consent of the Holders of the outstanding Notes to, including, without limitation, add new Guarantors pursuant to Section 1205.

         D. In accordance with Section 1205 of the Indenture, Acquisitions II hereby becomes a Subsidiary Guarantor under, and subject to, the Indenture.

         E. The execution of this Supplemental Indenture has been duly approved and authorized by the Board of Directors of the Company and the Guarantors and all other necessary corporate action on the part of the Company and the Guarantors.

         F. The Company has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers' Certificate and an Opinion of Counsel stating, among other things, that this Supplemental Indenture is authorized or permitted by the Indenture.


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         G. All things necessary to make this Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee and a valid amendment to the Indenture have been done.

         NOW THEREFORE, the parties hereto agree for the benefit of the other parties, as follows:

                                   AGREEMENT:

         SECTION 1. DEFINITIONS. Capitalized terms used but not otherwise defined in this Supplemental Indenture have the meanings ascribed thereto in the Indenture.

         SECTION 2. ADDITIONAL GUARANTORS. Acquisitions II shall be (i) a Subsidiary Guarantor under the Indenture and (ii) bound by and subject to the terms and conditions of the Indenture applicable to a Subsidiary Guarantor thereunder.

         SECTION 3. MISCELLANEOUS.

         3.1. EFFECT AND OPERATION OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall be effective and binding immediately upon its execution and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

         3.2 CONFIRMATION AND PRESERVATION OF THE INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         3.3 INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         3.4 TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

         3.5 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         3.6 SUCCESSORS. All agreements of the Company in this Supplemental Indenture shall bind its successors and assigns. All agreements of the Guarantors in this Supplemental Indenture shall bind their respective successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

         3.7 MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

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         3.8 HEADINGS. The headings of the Sections of this Supplemental
Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         3.9 SEPARABILITY. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.10 BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors, the holders of Senior Debt (subject to Article 12 of the Indenture) and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim.

         3.11 TRUSTEE. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

                    [Signatures are on the following pages.]

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         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date and the year first written above.

                                        R.H. DONNELLEY INC.


                                        By:   /s/ Robert J. Bush
                                            ______________________________
                                            Name: Robert J. Bush
                                            Title: Vice President

                                        R.H. DONNELLEY CORPORATION

                                        By:   /s/ Robert J. Bush
                                            ______________________________
                                            Name: Robert J. Bush
                                            Title: Vice President

                                        R.H. DONNELLEY ACQUISITIONS, INC.


                                        By:   /s/ Robert J. Bush
                                            ______________________________
                                            Name: Robert J. Bush
                                            Title: Vice President

                                        R.H. DONNELLEY APIL, INC.


                                        By:   /s/ Robert J. Bush
                                            ______________________________
                                            Name: Robert J. Bush
                                            Title: Vice President

                                        R.H. DONNELLEY CD, INC.


                                        By:   /s/ Robert J. Bush
                                            ______________________________
                                            Name: Robert J. Bush
                                            Title: Vice President

                                        GET DIGITAL SMART.COM, INC.

                                        By:   /s/ Robert J. Bush
                                            ______________________________
                                            Name: Robert J. Bush
                                            Title: Vice President

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                                        R.H. DONNELLEY ACQUISITIONS II, INC.


                                        By:   /s/ Robert J. Bush
                                            ______________________________
                                            Name: Robert J. Bush
                                            Title: Vice President

                                        THE BANK OF NEW YORK

                                        By:   /s/ Julie Salovitch-Miller
                                            ______________________________
                                            Name: Julie Salovitch-Miller
                                            Title: Vice President





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